Exhibit 99.1

NEW YORK, April 11, 2019 (GLOBE NEWSWIRE) -- China Bat Group, Inc. (the “Company”) (NASDAQ:GLG), an emerging used luxurious car rental service provider headquartered in Beijing, China, announced today it has entered into a securities purchase agreement with certain accredited investors to purchase approximately $3.7 million of its common stock in a registered direct offering and warrants to purchase common stock in a concurrent private placement.

Under the terms of the securities purchase agreement, the Company has agreed to sell 1.68 million shares of its common stock. In a concurrent private placement, the Company has agreed to issue unregistered warrants to purchase up to approximately 1.68 million shares of common stock. The warrants will be exercisable immediately following the date of issuance and have an exercise price of $2.2. The warrants will expire 5 years from the earlier of the date on which the shares of common stock issuable upon exercise of the warrants may be sold pursuant to an effective registration statement or may be exercised on a cashless basis and be immediately sold pursuant to Rule 144. The purchase price for one share of common stock and a corresponding warrant will be $2.2. The gross proceeds to the Company from the registered direct offering and concurrent private placement are estimated to be approximately $3.7 million before deducting the placement agent’s fees and other estimated offering expenses. The registered direct offering and concurrent private placement are expected to close on or about April 15, 2019, subject to the satisfaction of customary closing conditions.

Maxim Group LLC acted as sole placement agent for the offering.

The common stock being sold pursuant to the registered direct offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333- 217473), previously filed with the Securities and Exchange Commission (the “SEC”) on April 26, 2017, as amended, and declared effective on July 21, 2017. Such securities are being offered only by means of a prospectus. A prospectus supplement and the accompanying prospectus relating to and describing the terms of the registered direct offering will be filed with the SEC. The warrants, along with the underlying common stock have not been registered under the Securities Act of 1933, as amended. When available, copies of the prospectus supplement and the accompanying prospectus relating to the registered direct offering may be obtained at the SEC’s website www.sec.gov or by contacting Maxim Group LLC, 405 Lexington Avenue, 2nd Floor, New York, NY 10174, at 212-895-3745.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About China Bat Group, Inc.
China Bat Group, Inc. (GLG) is an emerging used luxurious car rental service provider in China. The used luxurious car business is conducted under the brand name “BatCar” by the Company’s VIE entity, Tianxing Kunlun Technology Co. Ltd, from its headquarters in Beijing. Utilizing a streamlined, digital, transaction process, the Company endeavors to provide the best possible rental experience for its customers. For more information please visit https://www.imbatcar.com.

Forward Looking Statements

This announcement contains forward-looking statements. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “will” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Examples of forward-looking statements in this announcement include, but are not limited to, statements regarding our disclosure concerning the Company’s operations, cash flows, financial position and dividend policy.

Contact Information
Ms. Tina Xiao
Ascent Investor Relations LLC
Email: tina.xiao@ascent-ir.com